UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 19, 2016

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (the “Company”) was held on May 19, 2016. Represented at the meeting were 469,247,664 shares, or 90.01%, of the Company’s 521,347,660 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.    The Company’s stockholders elected the eleven (11) director nominees named below to a one-year term expiring at the 2017 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Oscar Fanjul	428,602,416	6,330,043	586,243	33,728,962
Daniel S. Glaser	434,260,810	893,767	364,125	33,728,962
H. Edward Hanway	433,529,883	1,465,752	523,067	33,728,962
Elaine La Roche	433,070,107	1,734,200	714,395	33,728,962
Maria Silvia Bastos Marques	433,914,704	1,138,500	465,498	33,728,962
Steven A. Mills	433,824,613	1,168,191	525,898	33,728,962
Bruce P. Nolop	434,096,945	864,571	557,186	33,728,962
Marc D. Oken	433,825,716	1,100,738	592,248	33,728,962
Morton O. Schapiro	430,156,442	4,826,523	535,737	33,728,962
Lloyd M. Yates	434,091,989	672,705	754,008	33,728,962
R. David Yost	433,689,480	1,253,056	576,166	33,728,962

2.    The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2016 Proxy Statement, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
423,374,675	11,060,314	1,083,713	33,728,962

3.    The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
463,376,696	5,397,382	473,586	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date:    May 23, 2016

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